Exhibit 99.1

Kimball International, Inc. Announces Plan to Spin off Its Electronics Manufacturing Services Segment as an Independent Publicly Traded Company along with a Planned Conversion to a Single Class of Stock

JASPER, IN (January 20, 2014) - Kimball International, Inc. (NASDAQ: KBALB) (“Company”) today announced that its Board of Directors has unanimously approved a plan to enhance shareholder value through a tax free spin-off of its electronic manufacturing services (“EMS”) segment. The separation will result in two standalone publicly-traded companies: Kimball International, Inc. (“Kimball International”), an industry leader in the sale and manufacture of quality office and hospitality furniture; and Kimball Electronics, Inc. (“Kimball Electronics”), a leading global provider of electronic manufacturing services to the automotive, medical, industrial, and public safety markets. The Board expects the spin-off, which is intended to be tax-free to shareholders, to be completed in approximately 8 - 12 months.

“Since the founding of Kimball International over 60 years ago, our markets have evolved with some markets growing strongly while others we elected to exit. We have seen growth and then decline in markets from wooden television cabinets, acoustic pianos, electronic organs, to domestic U.S. wood veneer and dimension lumber markets. Surviving these changes required a constant reinvention of the Company within the markets we serve. These changes have been most acute in the last decade as we have developed a true global platform to serve customers within the EMS industry, as well as the impact of off-shore manufacturing in the furniture industry. As such, our Board determined that it is time to separate these businesses to allow for greater focus and growth. Additionally, the Board believes separating into two public companies will enable investors to value our different businesses separately, creating value and opportunities for both companies and their shareholders,” said Douglas A. Habig, Chairman of the Board.

James C. Thyen, President and Chief Executive Officer added, “We are excited to make this announcement and believe strongly that it is the correct strategic decision at this time for these reasons:

1.
Focus - a spin-off will allow both companies to allocate capital and deploy resources in a more focused way, while executing strategies that will be most effective within their particular markets. At the same time, both will be able to optimize their capital structures in a manner that enables each to make the necessary investments for the future and maximize shareholder value.

2.
Value - Both companies will continue to market their well-known brands and leverage the capabilities of very experienced people. Each company will become more nimble and be better able to capitalize on market opportunities that create sustainable growth and enhance shareholder value.

3.
Shareholder Benefit - The spin-off will be tax-free to our current shareholders and provide them with more flexibility to maintain or enhance their investment in more focused companies with distinct growth opportunities.”

Upon completion of the spin-off, Mr. Thyen will retire from his current role as the Company’s President and Chief Executive Officer, as well as resign his position as a Director. Douglas A. Habig will also retire from the Company and resign his position as a Director.

Donald D. Charron, currently President of the Kimball Electronics Group, will serve as Chairman of the Board and Chief Executive Officer of the new company Kimball Electronics, and Robert F. Schneider, currently Chief Financial Officer, will serve as Chairman of the Board and Chief Executive Officer of Kimball International.

The furniture company Kimball International will continue under the Kimball brand name and KBALB NASDAQ trading ticker symbol. Kimball Electronics will retain the Kimball brand name within the EMS market.

Kimball International will continue to build on the core strengths of its furniture businesses by providing furniture for the office and hospitality industries sold under the Kimball Office, National Office Furniture and Kimball Hospitality family of brand names. Kimball International currently is the 6th largest office furniture company and the largest in-room casegoods and seating supplier to the hospitality industry in the U.S.

Following the spin-off, Kimball International is expected to have annualized revenue of approximately $550 million on a pro forma basis and is expected to generate strong cash flow and have the financial flexibility to take advantage of future growth opportunities.

Kimball Electronics will be spun-off to form a leading global EMS provider serving the automotive, medical, industrial and public safety markets. Following the spin-off, Kimball Electronics is expected to have annualized revenue of approximately $700 million on a pro forma basis and maintain a strong balance sheet. It is also expected to be among the top 20 largest global EMS companies.

Capital Stock Structure

The Company currently has two classes of voting shares: Class A, which elects all but one director, and Class B, which elects one director and has a small dividend preference. The Class A stock is fully convertible to Class B stock on a share-for-share basis upon election by the Class A shareholders. The Company’s Articles of Incorporation provides that if the percentage of Class A shares issued and outstanding ever falls below a threshold of 15% of the aggregate of all Class A and B shares issued and outstanding - then all distinctions between Class A and Class B will immediately be eliminated and all shares of Class A and B will be equal with respect to all matters.

This dual-class structure has been in place since the Company went public in 1976 and has served the Company well in promoting long-term strategic decisions by the active founding family shareholders who were also active management. The Board believes the value of the spin-off to future shareholders of both companies would be enhanced by a single class of stock and accordingly, has decided that the spin-off will be conditioned upon the agreed conversion on a date certain by Class A shareholders of a sufficient number of Class A shares to trigger the 15% threshold, thus giving the Company a single-class of stock at the spin-off of Kimball Electronics. The Company expects to obtain the agreement of a sufficient number of Class A shareholders to satisfy this condition.

Transaction Information

Execution of the transaction requires further work on structure, management, governance and other significant matters. Management is developing detailed plans for the Board’s further consideration and approval. The complete Boards of Directors and management of both companies will be announced prior to the completion of the spin-off. Upon completion of the spin-off, Kimball International will cease to have any ownership interest in Kimball Electronics and it will become an independent publicly traded company.

The completion of the spin-off is subject to certain customary conditions, including receipt of a legal opinion as to the tax-free nature of the spin-off and regulatory approvals, as well as certain other matters relating to the spin-off, execution of intercompany agreements, effectiveness of appropriate filings with the U.S. Securities and Exchange Commission, final approval by the Board of Directors of the contemplated transactions in connection with the spin-off, and any other approvals as may be required by applicable laws.

The Company can make no assurance that any spin-off transaction will ultimately occur, or, if one does occur, its terms or timing.

Forward-Looking Statements

Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, the global economic conditions, significant volume reductions from key contract customers, significant reduction in customer order patterns, loss of key customers or suppliers within specific industries, financial stability of key customers and suppliers, availability or cost of raw materials, and increased competitive pricing pressures reflecting excess industry capacities. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Form 10-K filing for the fiscal year ended June 30, 2013 and other filings with the Securities and Exchange Commission.

About Kimball International, Inc.

Recognized with a reputation for excellence, Kimball International, Inc. is committed to a high performance culture that values personal and organizational commitment to quality, reliability, value, speed and ethical behavior. Kimball employees know they are part of a corporate culture that builds success for customers while enabling employees to share in the Company's success through personal, professional and financial growth.

Kimball International, Inc. provides a variety of products from its two business segments: the Electronic Manufacturing Services segment and the Furniture segment. The Electronic Manufacturing Services segment provides engineering and manufacturing services which utilize common production and support capabilities to a variety of industries globally. The Furniture segment provides furniture for the office and hospitality industries sold under the Company's family of brand names.

For more information about Kimball International, Inc., visit the Company’s web site at www.kimball.com.

"We Build Success"